Exhibit No. 10(t)

AMENDMENT NO. 2 TO THE

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF CONSTELLATION ENERGY NUCLEAR GROUP, LLC

This AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF CONSTELLATION ENERGY NUCLEAR GROUP, LLC, is entered into as of this 29th day of July, 2010, by and among Constellation Nuclear, LLC (“CNL”), a Delaware limited liability company, CE Nuclear, LLC (“CEN”), a Delaware limited liability company, and EDF Inc. (f/k/a EDF Development Inc.) (“EDF” and together with CNL and CEN, the “Current Members”), a Delaware corporation.

WHEREAS, on November 6, 2009, CNL, CEN, EDF, Constellation Energy Nuclear Group, LLC (the “Company”), a Maryland limited liability company, E.D.F. International S.A., Constellation, and Constellation Energy Group, Inc., entered into that certain Second Amended and Restated Operating Agreement (the “Operating Agreement”) of the Company;

WHEREAS, the Current Members and the Company entered into Amendment No. 1 to the Operating Agreement on June 24, 2010 (“Amendment No. 1”);

WHEREAS, the Current Members of the Company may adopt an amendment of the Operating Agreement by unanimous written consent pursuant to Section 13.7 of the Operating Agreement; and

WHEREAS, the Current Members desire to amend the Operating Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.               Amendment to Defined Terms.

The definition of “Accrued Tax Distribution Amount” is hereby amended and restated in its entirety to read as follows:

“Accrued Tax Distribution Amount” shall mean, as of any date, the quotient obtained by dividing (i) the Accrued Tax Shortfall of the Member with the greatest Accrued Tax Shortfall (in relation to its Percentage Interest) as of such date by (ii) the Percentage Interest with respect to such Member; provided, that, as of each date during the Company’s 2010 and 2011 taxable years, the Accrued Tax Distribution Amount shall be $0.  Exhibit C to this Agreement contains an example of the computation of the Accrued Tax Distribution Amount.

The term “CECG PPA Discount” is hereby added immediately following the term “CECG Power Purchase Agreement” as follows:

“CECG PPA Discount” means, for each Fiscal Year, the aggregate amount of the deductions to “Energy Payment Components” (as defined in each of the Initial Hedging Transactions under the CECG Power Purchase Agreements) contained in clause (B) of the Energy Payment Components formula as calculated for such Fiscal Year under the Initial Hedging Transactions under the CECG Power Purchase Agreements for power delivered in such Fiscal Year.  All capitalized terms used in this definition of CECG PPA Discount and not otherwise defined in this Agreement shall have the meanings ascribed to them as set forth in each CECG Power Purchase Agreement.

The definition of “Current Tax Distribution Amount” is hereby amended and restated in its entirety to read as follows:

“Current Tax Distribution Amount” shall mean (i) as of any date that is the fifth day preceding an installment due date specified in Section 6655(c) of the Code, the quotient obtained by dividing (a) the Current Tax Shortfall of the Member with the greatest Current Tax Shortfall (in relation to its Percentage Interest) as of such date by (b) the Percentage Interest with respect to such Member, and (ii) $0 as of any other date; provided, that, as of each date during the Company’s 2010 and 2011 taxable years, the Current Tax Distribution Amount shall be $0.  Exhibit C to this Agreement contains an example of the computation of the Current Tax Distribution Amount.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Operating Agreement.

Section 2.               Amendment to Section 8.5(b).  Section 8.5(b) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“(b)            Except as otherwise provided in Section 12.4(e), for Capital Account purposes, after giving effect to the special allocations required by this Agreement (including pursuant to Sections 6.6 and 8.5(e), (f), (g), (h), (i), (k), and (l), if any, Net Income and Net Loss of the Company for each Fiscal Year (or shorter Tax accounting period selected by the tax matters partner or as required by law) shall be allocated among the Members, based on their relative Percentage Interests.”

Section 3.               Amendment to Article VIII.  Article VIII of the Operating Agreement is hereby amended by adding the following Section 8.5(k) after Section 8.5(j):

“(k)             Notwithstanding any provision set forth in this Section 8.5 to the contrary, the Members agree as follows with respect to each

CECG Power Purchase Agreement for each of Fiscal Year 2010 and 2011: (i) the Company shall be treated as realizing an item of income in the amount of any CECG PPA Discount for such Fiscal Year; (ii) the Company shall allocate 100% of any such item of income among CNL and CEN based on their relative Percentage Interests; and (iii) the Company shall be treated as having made a distribution in an amount equal to the CECG PPA Discount for such Fiscal Year to each of CNL and CEN based on their relative Percentage Interests.  The Members further agree that nothing in this Section 8.5(k) shall affect in any manner (x) the tax sharing procedures set forth in Section 8.4, (y) the calculations of the Current Tax Distribution Amount or the Accrued Tax Distribution Amount, or (z) with respect to clause (x) or (y) of this sentence, any other provision of this Agreement related thereto.  No distribution treated as made pursuant to clause (iii) of the first sentence of this Section 8.5(k) shall be considered a distribution for purposes of Section 6.4(b) or 7.2(j)(v).”

Section 4.               Amendment to Article VIII.  Article VIII of the Operating Agreement is hereby amended by adding the following Section 8.5(l) after Section 8.5(k):

“(l)              Any income that the Company recognizes that is described in Section 468A(c)(1) of the Code shall be allocated among the Members in the same manner that the corresponding deductions described in Section 468A(c)(2) of the Code are allocated among the Members.”

Section 5.               Effect of Amendment.  The parties hereto agree that except as expressly set forth herein, all terms of the Operating Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Operating Agreement and this amendment, the terms, conditions and provisions of this amendment shall govern and control.

Section 6.               Entire Agreement.  This Amendment, Amendment No. 1, and the Operating Agreement, including the Exhibits and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  From and after the execution of a counterpart hereof by the parties hereto, any reference to the Operating Agreement shall be deemed to be a reference to the Operating Agreement as amended hereby.

Section 7.               Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict of laws.

Section 8.               Counterparts.  This amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.  Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment No. 2 to the Second Amended and Restated Operating Agreement of Constellation Energy Nuclear Group, LLC, as of the date first written above.

CURRENT MEMBERS:	CONSTELLATION NUCLEAR, LLC

	By:	/s/ Henry B. Barron
		Name:	Henry B. Barron
		Its:	President

CE NUCLEAR, LLC

	By:	/s/ Henry B. Barron
		Name:	Henry B. Barron
		Its:	President

EDF INC.

	By:	/s/ Jean-Pierre Benqué
		Name:	Jean-Pierre Benqué
		Its:	President

THE COMPANY:	CONSTELLATION ENERGY NUCLEAR GROUP, LLC

	By:	/s/ Henry B. Barron
		Name:	Henry B. Barron
		Its:	President and CEO